Exhibit 10.1

ALLBRITTON COMMUNICATIONS COMPANY

$455,000,000

8% Senior Notes due 2018

PURCHASE AGREEMENT

April 22, 2010

DEUTSCHE BANK SECURITIES INC.

BANC OF AMERICA SECURITIES LLC

As Representatives for the several Initial Purchasers

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Allbritton Communications Company, a Delaware corporation (the “Issuer”), hereby confirms its agreement with Deutsche Bank Securities Inc. and Banc of America Securities LLC, as representatives (the “Representatives”) for the several Initial Purchasers named in Schedule I (the “Initial Purchasers”), as set forth in this purchase agreement (this “Purchase Agreement”).

Section 1. The Notes. Subject to the terms and conditions herein contained, the Issuer proposes to issue and sell to the Initial Purchasers $455,000,000 aggregate principal amount of its 8% Senior Notes due 2018 (the “Notes”). The Notes are to be issued under an indenture (the “Indenture”) to be dated on or about April 30, 2010 by and between the Issuer and U.S. Bank National Association, as Trustee (the “Trustee”).

The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.

In connection with the sale of the Notes, the Issuer has prepared a preliminary offering memorandum dated April 16, 2010 (the “Preliminary Memorandum”) setting forth or including a description of the terms of the Notes, the terms of the offering of the Notes, a description of the Issuer and its business and any material developments relating to the Issuer after the date of the most recent historical financial statements included, or incorporated by reference, therein. As used herein, “Pricing Disclosure Package” shall mean the Preliminary Memorandum, as supplemented or amended by the written communications listed on Annex A hereto in the most recent form that has been prepared and delivered by the Issuer to the Initial Purchasers in connection with their solicitation of offers to purchase Notes prior to the time when sales of the Notes were first made (the “Time of Execution”). Promptly after the Time of Execution and in any event no later than the second Business Day following the Time of Execution, the Issuer will prepare and deliver to each Initial Purchaser a final offering memorandum (the “Final Memorandum”), which will consist of the Preliminary Memorandum with such changes therein as are required to reflect the information contained in the amendments or supplements listed on Annex A hereto. The Issuer hereby confirms that it has authorized the use of the Pricing Disclosure Package, the Final Memorandum and the Recorded Road Show (defined below) in connection with the offer and sale of the Notes by the Initial Purchasers. Any references herein to the Offering Memorandum shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such Offering Memorandum, and any reference to any amendment or supplement to the Offering Memorandum shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), after the date of such Offering Memorandum, unless otherwise noted.

The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, in form and substance reasonably satisfactory to the Representatives (the “Registration Rights Agreement”), pursuant to which the Issuer will agree, among other things, to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

Prior to or concurrently with the closing of the offering of the Notes, the Company will enter into an amendment (the “Amendment”) of the Issuer’s existing $65 million senior secured credit facility (such senior secured credit facility, as amended, the “Amended Senior Secured Credit Facility”), in order to permit, among other things, the issuance of the Notes.

The Notes are being issued to finance, together, if needed, with (x) borrowings under the Issuer’s Amended Senior Secured Credit Facility and (y) cash on hand, the Issuer’s cash tender offer (the “Tender Offer”) for all of its existing 7.75% senior subordinated notes due 2012 (the “2012 Notes”), any unpaid interest from the most recent interest payment date applicable to the 2012 Notes and fees, premiums and expenses incurred in connection therewith.

Section 2. Representations and Warranties. As of the Time of Execution and at the Closing Date, the Issuer represents and warrants to and agrees with each of the Initial Purchasers as follows (references in this Section 2 to the “Offering Memorandum” are to (i) the Pricing Disclosure Package in the case of representations and warranties made as of the Time of Execution and (ii) both the Pricing Disclosure Package and the Final Memorandum in the case of representations and warranties made at the Closing Date):

(a) The Preliminary Memorandum, on the date hereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Time of Execution, the Pricing Disclosure Package does not, and on the Closing Date (as defined in Section 3 below), will not, and the Final Memorandum as of its date and on the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representation or warranty as to the information contained in or omitted from the Pricing Disclosure Package and the Final Memorandum, in reliance upon and in conformity with information relating to an Initial Purchaser furnished in writing to the Issuer by or on behalf of the Initial Purchaser through the Representatives expressly for inclusion therein. The Issuer has not distributed or referred to and will not distribute or refer to any written communications (as defined in Rule 405 of the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Issuer or its agents and representatives (other than the Pricing Disclosure Package and the Final Memorandum) an “Issuer Written Communication”) other than the Pricing Disclosure Package, the Final Memorandum and the recorded electronic road show made available to investors (the “Recorded Road Show”). Any information in an Issuer Written Communication that is not otherwise included in the Pricing Disclosure Package and the Final Memorandum does not conflict with the Pricing Disclosure Package or the Final Memorandum and, each Issuer Written Communication, when taken together with the Pricing Disclosure Package does not at the Time of Execution and when taken together with the Final Memorandum at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No stop order preventing the use of the Pricing Disclosure Package or the Final Memorandum, or any order asserting that any of the transactions contemplated by this Purchase Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of the Issuer, threatened and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, are contemplated by the Commission or any state securities commission.

(b) The Pricing Disclosure Package and the Final Memorandum, as delivered from time to time, shall incorporate by reference the most recent Annual Report of the Issuer on Form 10-K filed with the Commission, each Quarterly Report of the Issuer on Form 10-Q and each Current Report of the Issuer on Form 8-K filed with the Commission since the filing of the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in the Pricing Disclosure Package and the Final Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Offering Memorandum, at the Time of Execution and at the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The accountants who certified the financial statements and supporting schedules, if any, and the notes thereto included or incorporated by reference in the Offering Memorandum are an independent registered public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

(d) The audited and unaudited financial statements and the related schedules, if any, and notes thereto included or incorporated by reference in the Offering Memorandum present fairly in all material respects the financial position of the Issuer and its consolidated subsidiaries (collectively, the “Subsidiaries”), at the dates indicated and the statement of operations, stockholders’ equity (or accumulated deficit) and cash flows of the Issuer and its Subsidiaries, for the periods specified; except as otherwise stated in the Offering Memorandum, said financial statements have been prepared in conformity with generally accepted accounting principles Generally Accepted in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Offering Memorandum present fairly in all material respects the information stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited and unaudited financial statements included therein.

(e) Since the date of the most recent financial statements appearing in the Offering Memorandum except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuer and its Subsidiaries, all considered as one enterprise (a “Material Adverse Change”), whether or not arising in the ordinary course of business, (ii) none of the Issuer or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, other than in the ordinary course of business, and there have been no transactions entered into by the Issuer or any of its Subsidiaries, other than those in the ordinary course of business, that are material with respect to the Issuer and its Subsidiaries, considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its outstanding capital stock.

(f) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Purchase Agreement; and the Issuer is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Issuer and its Subsidiaries, all considered as one enterprise (a “Material Adverse Effect”).

(g) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum; and each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the outstanding equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Issuer, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for (i) pledges of all of the issued and outstanding shares of capital stock of WSET, Incorporated; Allbritton Television Productions, Inc.; Allfinco, Inc.; TV Alabama, Inc.; ACC Licensee, Inc., and Harrisburg Television, Inc. pursuant to that certain Pledge Agreement (the “Pledge Agreement”) dated as of August 23, 2005, as amended, among the Issuer, Allbritton Group, Inc., Allfinco, Inc. and Bank of America, N.A., as agent, and (ii) pledges of the outstanding membership interests of KTUL LLC and KATV LLC pursuant to the Pledge Agreement.

(h) As of the Closing Date, the authorized capital stock of the Issuer will consist of 20,000 shares of common stock, par value $0.05 per share (the “Common Stock”), all of which is outstanding, and 1,000 shares of preferred stock, 200 shares of which have been designated for issue as Series A Redeemable Preferred Stock, par value $1.00 per share, no shares of which are issued and outstanding; and the shares of the Issuer’s issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

(i) Neither the Issuer nor any of its Subsidiaries is in violation of its respective charter or by-laws (or comparable charter or governing documents) (the “Incorporation Documents”) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries may be bound, or to which any of the property or assets of the Issuer or any of its Subsidiaries is subject (collectively, with the Incorporation Documents, the “Agreements and Instruments”); and the execution, delivery and performance of this Purchase Agreement, the Registration Rights Agreement, the Exchange Notes, the Private Exchange Notes (as defined in the Registration Rights Agreement), the Indenture, the Notes and any other agreement or instrument entered into or issued or to be entered into or issued by the Issuer in connection with the transactions contemplated hereby, thereby or in the Offering Memorandum (collectively, “Transaction Documents”), and the consummation of the transactions contemplated herein, therein and in the Offering Memorandum, the entering into of any Agreement or the issuance of any Instrument in connection therewith and the use of the proceeds from the sale of the Notes as described in the Offering Memorandum under the caption “Use of Proceeds”, and compliance by the Issuer with its obligations hereunder and thereunder do not and will not conflict with or constitute a breach of, or default under any Agreements and Instruments, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its Subsidiaries pursuant to any Agreements and Instruments, administrative regulation or administrative or court decree.

(j) Except as will be disclosed in the Offering Memorandum, no labor dispute with the employees of the Issuer or any of its Subsidiaries exists or, to the knowledge of the Issuer, is imminent that could reasonably be expected to result in any Material Adverse Change.

(k) Except as will be set forth in the Offering Memorandum, (i) there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Issuer, threatened, against or affecting the Issuer or any of its Subsidiaries that is required to be disclosed in the Offering Memorandum (other than as disclosed therein), or could reasonably be expected to result in any Material Adverse Change, or that could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by the Transaction Documents or the Offering Memorandum and (ii) all pending legal or governmental proceedings to which the Issuer or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject that will not be described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to have a Material Adverse Effect.

(l) (i) The Issuer and its Subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) used in their respective businesses as currently conducted, except where the failure to so own, possess or acquire such Intellectual Property could not reasonably be expected to have a Material Adverse Effect; (ii) to the Issuer’s knowledge, the use of Intellectual Property by the Issuer and its Subsidiaries in their respective businesses as currently conducted does not infringe or conflict with, and neither the Issuer nor any of its Subsidiaries has received any written notice of any infringement of or conflict with, asserted rights of others with respect to any Intellectual Property and which infringement or conflict (if the subject of any unfavorable decisions, ruling or finding), singly or in the aggregate, could reasonably be expected to result in any Material Adverse Change, (iii) neither the Issuer nor any of its Subsidiaries has received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property and which infringement or conflict (if the subject of any unfavorable decisions, ruling or finding), singly or in the aggregate, could reasonably be expected to result in any Material Adverse Change, and (iv) to the Issuer’s knowledge, there are no facts which would render any Intellectual Property invalid or inadequate to protect the interest of the Issuer or any of its Subsidiaries therein and which invalidity or inadequacy, singly or in the aggregate, could reasonably be expected to result in any Material Adverse Change.

(m) Neither the Issuer nor any of its Subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Notes or (ii) (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Notes in a manner that would require registration of the Notes under the Act or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Issuer in a manner that would require registration of the Notes under the Act.

(n) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale of the Notes hereunder or the consummation by the Issuer of any of the other transactions contemplated hereby, except such as have been obtained under the Communications Act of 1934, as amended (the

“FCA”), or as may be required under state securities laws or as will be disclosed in the Offering Memorandum, and except where the failure to obtain such authorization, approval or consent would not be reasonably expected to have a material adverse effect on the ability of the Issuer to execute, deliver and perform this Agreement or to consummate the offering and sale of the Notes in accordance with the terms hereof. No qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”), is required in connection with the sale of the Notes hereunder.

(o) Except as will be disclosed in the Offering Memorandum, (i) the Issuer and its Subsidiaries possess such certificates, authorizations or permits (collectively, “Permits”) issued by the appropriate state, federal or foreign regulatory agencies or bodies materially necessary to conduct the business now operated by them and proposed to be operated by them as will be described in the Offering Memorandum; and (ii) neither the Issuer nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(p) The Issuer and its Subsidiaries have good title to or valid leasehold interests in all real property owned by or leased to, as applicable, them that are material to the Issuer and its Subsidiaries considered as one enterprise, in each case free and clear of all liens, encumbrances and defects except (i) as do not materially interfere with the use made and proposed to be made of such properties, (ii) as will be described in the Offering Memorandum (including the notes to the financial statements contained therein), (iii) as are described in clauses (i) and (ii) of subparagraph (g) above or (iv) as could not reasonably be expected to have a Material Adverse Effect.

(q) The Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents.

(r) This Purchase Agreement has been duly authorized, executed and delivered by the Issuer.

(s) The Indenture meets the requirements for qualification under the TIA. The Indenture has been duly authorized by the Issuer and, at the Closing Date, will have been duly executed and delivered by the Issuer and will constitute a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(t) The Registration Rights Agreement has been duly authorized by the Issuer and, at the Closing Date, will have been duly executed and delivered by the Issuer, and will constitute a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally or by general equitable principles and, as to rights of indemnification, by principles of public policy.

(u) The Notes, the Exchange Notes and the Private Exchange Notes have all been duly authorized and, at the Closing Date, the Notes will have been duly executed by the Issuer and, when executed by the Issuer and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Purchase Agreement, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with the terms of such instruments, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(v) Each of this Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes will conform in all material respects to the respective statements relating thereto to be contained in the Offering Memorandum.

(w) Except as will be disclosed in the Offering Memorandum, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K promulgated by the Commission and the descriptions of each business relationship or related party transaction described therein are in all material respects fair and accurate descriptions of the relationships and transactions so described.

(x) None of the Issuer or the Subsidiaries is, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as will be described in the Offering Memorandum will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(y) None of the Issuer or any agent acting on behalf of the Issuer has taken, and none of them will take, any action that might cause this Purchase Agreement or the issuance or sale of the Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

(z) Except as would not, individually or in the aggregate, have a Material Adverse Effect (A) each of the Issuer and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Issuer and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Issuer or any of the Subsidiaries, threatened against the Issuer or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Issuer or any of the Subsidiaries, (E) none of the Issuer or the Subsidiaries has received written notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law and (F) no property or facility of the Issuer or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

For purposes of this Purchase Agreement, “Environmental Laws” means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

(aa) Subject to compliance by the Initial Purchasers with the representations and warranties and procedures in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers and to each purchaser described in Section 8(a)(ii) in the manner contemplated by this Purchase Agreement and the Offering Memorandum to register the Notes under the Act or to qualify the Indenture under the TIA. No form of general solicitation or general advertising was used by the Issuer, its Affiliates (as such term is defined in Rule 501(b) under the Act) or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation) in connection with the offer and sale of the Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by the Issuer within the six-month period immediately prior to the date hereof.

(bb) With respect to those Notes sold in reliance on Regulation S under the Act (“Regulation S”), (i) none of the Issuer, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Issuer and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

(cc) When the Notes are issued and delivered pursuant to this Purchase Agreement, such Notes will not be of the same class (within the meaning of Rule 144A) as securities of the Issuer that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(dd) The execution and delivery of the Transaction Documents and the sale of the Notes to be purchased by the purchasers described in Section 8(a)(ii) will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Issuer in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the purchasers described in Section 8(a)(ii) as will be set forth in the Offering Memorandum under the Section titled “Transfer Restrictions.”

(ee) The Offering Memorandum, as of its date, will contain all the information specified in, and satisfy the requirements of, Rule 144A(d)(4) under the Act.

(ff) The Issuer and its Subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes that are due and required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings and except where the failure to file or pay could not reasonably be expected to have a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 2(d) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Issuer or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

(gg) The Issuer and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh) The Issuer and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Issuer in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure. The Issuer and the Subsidiaries have carried out evaluations, with the participation of management, of the effectiveness of their disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.

(ii) Immediately after the consummation of the transactions contemplated by this Purchase Agreement, the fair value and present fair saleable value of the assets of each of the Issuer and the Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Issuer or the Subsidiaries (each on a consolidated basis) is, nor will any of the Issuer or the Subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Purchase Agreement and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

(jj) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Issuer and the Subsidiaries reasonably believe to be reliable.

Any certificate signed by any officer of the Issuer or any Subsidiary and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Issuer and each of the Subsidiaries to the Initial Purchasers as to the matters covered thereby.

Section 3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser severally, and not jointly, agrees to purchase, the respective principal amount of Notes set forth opposite its name on Schedule I hereto at 98.00% of their principal amount (the “Purchase Price”). One or more certificates in definitive form for the Notes that the Initial Purchasers have severally agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers requests, upon notice to the Issuer at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Issuer to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds, to such account or accounts as the Issuer shall specify prior to the Closing Date or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on April 30, 2010, or at such other place, time or date as the Initial Purchasers and the Issuer may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Issuer will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of Deutsche Bank Securities Inc. in New York, New York, or at such other place as Deutsche Bank Securities Inc. may designate, at least 24 hours prior to the Closing Date.

Section 4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Pricing Disclosure Package and the Final Memorandum as soon as practicable after this Purchase Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

Section 5. Covenants of the Issuer. The Issuer covenants and agrees with each of the Initial Purchasers that:

(a) Until the later of (i) the completion of the distribution of the Notes by the Initial Purchasers and (ii) the Closing Date, the Issuer will not amend or supplement the Pricing Disclosure Package or the Final Memorandum or otherwise distribute or refer to any written communication (as defined under Rule 405 of the Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes (other than the Pricing Disclosure Package, the Recorded Road Show and the Final Memorandum) or file any report with the Commission under the Exchange Act unless the Initial Purchasers shall previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment, supplement or report and as to which the Initial Purchasers shall have given their consent (such consent not to be unreasonably withheld, conditioned or delayed). The Issuer will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Pricing Disclosure Package and the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

(b) The Issuer will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or “Blue Sky” laws of which jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; provided, however, that in connection therewith, the Issuer shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(c) (1) If, at any time prior to the completion of the sale by the Initial Purchasers of the Notes, any event occurs or information becomes known as a result of which the Pricing Disclosure Package and the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Pricing Disclosure Package and the Final Memorandum to comply with applicable law, the Issuer will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Issuer, an amendment or supplement to the Pricing Disclosure Package and the Final Memorandum that corrects such statement or omission or effects such compliance and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or any Issuer Written Communication would conflict with the Pricing Disclosure Package as then amended or supplemented, or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package so that any of the Pricing Disclosure Package or any Issuer Written Communication will comply with law, the Issuer will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (a) above, furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package or any Issuer Written Communication (it being understood that any such amendments or supplements may take the form of an amended or supplemented Final Memorandum) as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any Issuer Written Communication will not conflict with the Pricing Disclosure Package or so that the Pricing Disclosure Package or any Issuer Written Communication as so amended or supplemented will comply with law.

(d) The Issuer will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Pricing Disclosure Package, any Issuer Written Communication and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

(e) The Issuer will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Pricing Disclosure Package and the Final Memorandum.

(f) For so long as any of the Notes remain outstanding, the Issuer will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Issuer to the Trustee or to the holders of the Notes and, upon request, copies of any reports or financial statements furnished to or filed by the Issuer with the Commission or any national securities exchange on which any class of securities of the Issuer may be listed.

(g) Prior to the Closing Date, the Issuer will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Issuer for any period subsequent to the period covered by the most recent financial statements appearing in the Pricing Disclosure Package and the Final Memorandum.

(h) None of the Issuer or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

(i) The Issuer will not, and will not permit any of the Subsidiaries or their respective Affiliates or persons acting on their behalf to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(j) For so long as any of the Notes remain outstanding, the Issuer will make available at its expense, upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Issuer is then subject to Section 13 or 15(d) of the Exchange Act.

(k) During the period beginning on the date hereof and continuing to the date that is 180 days after the Closing Date, without the prior written consent of the Representatives, the Issuer will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Issuer (or securities guaranteed by the Issuer) that are substantially similar to the Notes.

(l) None of the Issuer or any of its Affiliates will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes.

(m) For a period of one year (calculated in accordance with paragraph (d) of Rule 144 under the Act) following the date any Notes are acquired by the Issuer or any of its Affiliates, none of the Issuer or any of its Affiliates will sell any such Notes.

(n) In connection with Notes offered and sold in an offshore transaction (as defined in Regulation S) the Issuer will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

Section 6. Expenses. The Issuer agrees to pay all costs and expenses incident to the performance of its obligations under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Pricing Disclosure Package and the Final Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Issuer, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Notes, (v) the qualification of the Notes under state securities and “Blue Sky” laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with the “roadshow” and any other meetings with prospective investors in the Notes, (vii) fees and expenses of the Trustee including reasonable fees and expenses of counsel, and (viii) any fees charged by investment rating agencies for the rating of the Notes. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Purchase Agreement is terminated or because of any failure, refusal or inability on the part of the Issuer to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuer agrees to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

Section 7. Conditions of the Initial Purchasers’ Obligations. The obligation of the Initial Purchasers to purchase and pay for the Notes shall, in its sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a) The Pricing Disclosure Package and the Final Memorandum shall be in form and substance reasonably satisfactory to the Representatives. The Issuer shall have complied with Section 5(a) hereof.

(b) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Fulbright & Jaworski L.L.P., counsel for the Issuer, in the form attached hereto as Exhibit A, and otherwise in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

(c) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Jerald N. Fritz, Esq., Senior Vice President, Legal and Strategic Affairs, of the Issuer, in the form attached hereto as Exhibit B, and otherwise in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

(d) On the Closing Date, the Representatives shall have received the opinion, in form and substance satisfactory to the Representatives, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Purchase Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel LLP, shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(e) On the date hereof, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP a comfort letter dated the date hereof, in form and substance satisfactory to counsel for the Initial Purchasers. On the Closing Date, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP a comfort letter dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchasers which shall refer to the comfort letter dated as of the date hereof and reaffirm or update as of a more recent date, the information stated in the comfort letter dated the date hereof.

(f) The representations and warranties of the Issuer contained in this Purchase Agreement shall be true and correct in all material respects on and as of the Time of Execution and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Issuer’s officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date; provided, that, solely for the purposes of determining the satisfaction of the conditions in this Section 7(f), any qualification as to “materiality” or “Material Adverse Effect” contained in any such representation and warranty shall be disregarded; the Issuer shall have performed in all material respects all covenants and agreements and satisfied in all material respects all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Pricing Disclosure Package and Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably expected to have a Material Adverse Effect.

(g) The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

(h) Subsequent to the date of the most recent financial statements in the Pricing Disclosure Package and Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Issuer or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(i) The Initial Purchasers shall have received a certificate of the Issuer, dated the Closing Date, signed on behalf of the Issuer by its Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that:

(i) the representations and warranties of the Issuer contained in this Purchase Agreement are true and correct in all material respects on and as of the Time of Execution and on and as of the Closing Date; provided that, solely for the purposes of determining the satisfaction of the conditions in this Section 7(i)(i), any qualification as to “materiality” or “Material Adverse Effect” contained in any such representation and warranty shall be disregarded, and the Issuer has performed all covenants and agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Pricing Disclosure Package and Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

(iii) the sale of the Notes hereunder has not been enjoined (temporarily or permanently).

(j) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Issuer and such agreement shall be in full force and effect at all times from and after the Closing Date until its expiration in accordance with its terms, if any.

(k) The Senior Secured Credit Facility shall have been amended by the Amendment which shall be in form and substance reasonably acceptable to the Representatives and the Amended Senior Secured Credit Facilities shall be in full force and effect.

(l) On the Closing Date, the Issuer shall have irrevocably called for redemption all of its 2012 Notes then outstanding and shall have complied with Article 10 of the indenture in respect of such 2012 Notes in order to satisfy and discharge such 2012 Notes.

On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Issuer and the Subsidiaries as they shall have theretofore reasonably requested from the Issuer.

All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Purchase Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representatives and counsel for the Initial Purchasers. The Issuer shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

Section 8. Offering of Notes; Restrictions on Transfer.

(a) Each of the Initial Purchasers agrees with the Issuer (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believes to be qualified institutional buyers as defined in Rule 144A under the Securities Act (“QIBs”) or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons (“non-U.S. purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption “Transfer Restrictions” contained in the Pricing Disclosure Package and the Final Memorandum.

(b) Each of the Initial Purchasers severally represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes any Pricing Disclosure Package and the Final Memorandum or any such other material, in all cases at its own expense; (ii) the Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (iii) it has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

Terms used in this Section 8 and not defined in this Purchase Agreement have the meanings given to them in Regulation S.

Section 9. Indemnification and Contribution.

(a) The Issuer agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) any untrue statement or alleged untrue statement made by the Issuer in Section 2 hereof;

(ii) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package, any Issuer Written Communication or the Final Memorandum or any amendment or supplement thereto; or

(iii) the omission or alleged omission to state, in the Pricing Disclosure Package, any Issuer Written Communication or the Final Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as reasonably incurred, the Initial Purchasers and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Issuer will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package or the Final Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Issuer by the Initial Purchasers through the Representatives specifically for use therein. The indemnity provided for in this Section 9 will be in addition to any liability that the Issuer may otherwise have to the indemnified parties. The Issuer shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

(b) Each of the Initial Purchasers, severally and not jointly, agrees to indemnify and hold harmless the Issuer, its directors, its officers and each person, if any, who controls the Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuer or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package and the Final Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Pricing Disclosure Package or the Final Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Issuer by the Initial Purchasers through the Representatives specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as reasonably incurred, any legal or other expenses incurred by the Issuer or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without its consent, which shall not be unreasonably withheld. The Issuer shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchasers are or could have been a party, or indemnity could have been sought hereunder by the Initial Purchasers, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Initial Purchasers.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Issuer in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

(d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuer on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand, or such Initial Purchaser on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuer and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Purchase Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Issuer, each officer of the Issuer and each person, if any, who controls the Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuer.

Section 10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuer, its officers and the Initial Purchasers set forth in this Purchase Agreement or made by or on behalf of them pursuant to this Purchase Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuer, any of its officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Purchase Agreement.

Section 11. Termination.

(a) This Purchase Agreement may be terminated in the sole discretion of the Representatives by notice to the Issuer given prior to the Closing Date in the event that the Issuer shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

(i) any of the Issuer or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Representatives, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Representatives, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Issuer or the Subsidiaries), except in each case as described in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto);

(ii) trading in securities of the Issuer or in securities generally on the New York Stock Exchange or the NASDAQ Stock Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

(iii) a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;

(iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Pricing Disclosure Package and the Final Memorandum; or

(v) any securities of the Issuer shall have been downgraded or placed on any “watch list” for possible downgrading by any nationally recognized statistical rating organization, or any such organization has changed its outlook with respect to its ratings of any securities of the Issuer (other than an announcement with positive implications of a possible upgrading).

(b) Termination of this Purchase Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

Section 12. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page and in the third and fourth sentences of the third paragraph under the heading “Private Placement” in the Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Issuer for the purposes of Sections 2(a) and 9 hereof.

Section 13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to (i) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; and (ii) Banc of America Securities LLC, One Bryant Park, New York, New York 10036, Attention, with a copy sent to Cahill Gordon & Reindel LLP, 80 Pine St., New York, New York, Attention: Stuart G. Downing: Legal Department, if sent to the Issuer, shall be mailed or delivered to the Issuer at 1000 Wilson Boulevard, Suite 2700, Arlington, Virginia 22209, Attention: Stephen P. Gibson; with a copy to Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, Attention: Michael W. Conlon.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

Section 14. Successors. This Purchase Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuer and their respective successors and legal representatives, and nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Purchase Agreement, or any provisions herein contained; this Purchase Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuer contained in Section 9 of this Purchase Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Purchase Agreement shall also be for the benefit of the directors of the Issuer, its officers and any person or persons who control the Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

Section 15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

Section 16. [RESERVED]

Section 17. No Advisory or Fiduciary Responsibility. The Issuer acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Purchase Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Issuer, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of the Issuer with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Issuer on other matters) or any other obligation to the Issuer except the obligations expressly set forth in this Purchase Agreement and (iv) the Issuer has consulted its own legal and financial advisors to the extent it deemed appropriate. The Issuer agrees that it will not claim that any Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer, in connection with such transaction or the process leading thereto.

Section 18. Authority of the Representatives. Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives and shall be binding upon such Initial Purchasers.

Section 19. Counterparts. This Purchase Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Issuer and the Initial Purchasers.

Very truly yours, ALLBRITTON COMMUNICATIONS COMPANY

By:	/s/ Stephen P. Gibson
Name: Stephen P. Gibson
Title: Senior Vice President, Chief Financial Officer

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.
Acting on behalf of themselves and as a Representative of the several Initial Purchasers

By:	/s/ Christopher A. Johnson
Name: Christopher A. Johnson
Title: Managing Director

By:	/s/ Stephanie L. Perry
Name: Stephanie L. Perry
Title: Managing Director

BANC OF AMERICA SECURITIES LLC Acting on behalf of themselves and as a Representative of the several Initial Purchasers

By:	/s/ Peter Almond
Name: Peter Almond
Title: Director

S-1

SCHEDULE I

Initial Purchaser	Principal Amount of Notes
Deutsche Bank Securities Inc.	$273,000,000
Banc of America Securities LLC	$182,000,000

Total	$455,000,000

Annex A-1

Annex A

1.	Pricing Supplement dated April 22, 2010

Annex A-2

Exhibit A

[Form of Opinion of Fulbright & Jaworski L.L.P.]

We advise you that, in our opinion:

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(b) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Memorandum.

(c) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the District of Columbia and the Commonwealth of Virginia.

(d) The authorized, issued and outstanding capital stock of the Company is as set forth in the Pricing Disclosure Package and the Final Memorandum under the caption “Security Ownership of Beneficial Owners and Management.”

(e) Each Subsidiary that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction listed opposite its name on Schedule I hereto; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, is owned by the Company, directly or through Subsidiaries, free and clear of any “adverse claim” as defined in Section 8-102 of the New York Uniform Commercial Code, other than the pledge pursuant to the Pledge Agreement.

(f) Each Subsidiary that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation, has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Memorandum and is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction listed on Schedule I; all of the issued and outstanding limited liability company interests of each Subsidiary that is a limited liability company has been duly authorized and validly issued and, to our knowledge, is owned by the Company, directly or through Subsidiaries, free and clear of any “adverse claim” as defined in Section 8-102 of the New York Uniform Commercial Code, other than the pledge pursuant to the Pledge Agreement.

(g) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and to consummate the transactions contemplated hereby. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company under the laws of the State of New York, enforceable against the Company in accordance with its terms.

(i) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company under the laws of the State of New York, enforceable against the Company in accordance with its terms.

(j) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Notes. The Notes are in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture and delivered against payment of the purchase price therefor in accordance with the terms of the Purchase Agreement, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

(k) No qualification of the Indenture under the TIA is required in connection with the sale of the Notes to you. The Indenture is in form sufficient for qualification under the TIA.

(l) The Notes, the Exchange Notes, the Private Exchange Notes and each of the Operative Agreements conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Memorandum.

(m) No registration under the Act of the Notes is required for the sale of the Notes to you as contemplated by the Purchase Agreement or in connection with the initial resale of the Notes by you in accordance with Section 8 of the Purchase Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy the Notes in the initial resale thereof are QIBs or persons who are neither U.S. persons (as such term is defined in Rule 902 under the Act) nor persons who purchase Notes for the benefit of any U.S. persons outside the United States in reliance upon Regulation S under the Act, (ii) the accuracy of your representations and those of the Company regarding the absence of general solicitation in connection with the sale of the Notes to you and the initial resale of the Notes as contemplated by the Purchase Agreement; and (iii) compliance by you and the Company with the terms of the Purchase Agreement.

(n) The Company has all requisite corporate power to authorize and issue the Exchange Notes and the Private Exchange Notes and the issuance of the Exchange Notes and the Private Exchange Notes has been duly authorized by the Company. Each of the Exchange Notes and the Private Exchange Notes, when and if executed, issued and delivered in accordance with the terms of the Registration Rights Agreement and the Indenture and authenticated by the Trustee in the manner provided in the Indenture, will be a valid and binding obligation of the Company under the laws of the State of New York, enforceable against the Company in accordance with its terms.

(o) To our knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries that are required to be disclosed in the Pricing Disclosure Package and the Final Memorandum, other than those disclosed therein, or that seeks to restrain, enjoin or prevent the consummation of or otherwise challenge the issuance or sale of the Notes or the consummation of the other transactions described in the Pricing Disclosure Package and the Final Memorandum under the caption “Use of Proceeds.”

(p) The information in the Pricing Disclosure Package and the Final Memorandum under the caption “Security Ownership of Beneficial Owners and Management” that describes the rights of a holder of common stock of the Company and under the caption “Description of the Notes,” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

(q) Contracts and other documents to which the Company or any of the Subsidiaries is a party that are described in the Pricing Disclosure Package and the Final Memorandum under the captions “Our Business—Network Affiliation Agreements and Relationship”; “Certain Relationships and Related Transactions—Income Taxes”; and “Description of Certain Other Indebtedness” are described correctly in all material respects, it being understood that we express no opinion as to financial data with respect thereto or as to relationship between Deutsche Bank Securities Inc. and Deutsche Bank Trust Company Americas. To our knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Company or any of the Subsidiaries is a party that are required to be described or referred to in the Pricing Disclosure Package and the Final Memorandum other than those described or referred to therein.

(r) No authorization, approval, consent or order of any court or governmental authority or agency (except as to the Federal securities laws, the only opinions or statements with respect to which are addressed in numbered paragraphs (xiii) and (xx) hereof) is required on the part of the Company in connection with the due authorization, execution and delivery of the Operative Agreements or for the offering, issuance or sale of the Notes to you under the Purchase Agreement.

(s) The execution, delivery and performance by the Company of the Operative Agreements, the Exchange Notes and the Private Exchange Notes (including the use of the net proceeds from the sale of the Notes as described in the Pricing Disclosure Package and the Memorandum under the caption “Use of Proceeds”) and compliance by the Company with its obligations under each of the Operative Agreements, the Exchange Notes and the Private Exchange Notes, (a) will not constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to any Material Agreement to which the Company or any of the Subsidiaries is a party or by which it or any of them is bound, except for any such breach, default, creation or imposition that would not, individually or in the aggregate, have a Material Adverse Effect, nor (b) will not result in any violation (except such as may have been waived) of the provisions of (1) the charter or by-laws of the Company or any of the Subsidiaries, or (2) (except with respect to the Federal securities laws, the only opinions or statements with respect to which are addressed in numbered paragraphs (xiii) and (xx) hereof and the paragraph immediately following numbered paragraph (xxi)) any applicable law, statute, rule, regulation, judgment, order, writ or decree known to us to be applicable to the Company or any of its Subsidiaries, except in the case of clause (b)(2), for any such violation that would not, individually or in the aggregate, have a Material Adverse Effect. To our knowledge, except as contemplated by the Registration Rights Agreement, there are no persons with registration or other similar rights to have any securities registered by the Company under the Act.

(t) None of the Company or its Subsidiaries is, or immediately after the sale of the Notes and the application of the proceeds from such sale (as described in the Pricing Disclosure Package and the Final Memorandum under the caption “Use of Proceeds”) will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(u) Assuming the Company uses the proceeds of the Notes solely for the purposes identified in the Pricing Disclosure Package and the Final Memorandum under the caption “Use of Proceeds,” neither the consummation of the transactions contemplated by this Purchase Agreement nor the sale, issuance, execution or delivery of the Notes will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

During the course of the preparation of the Pricing Disclosure Package and the Final Memorandum, we have participated in conferences with certain officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Pricing Disclosure Package and the Final Memorandum and related matters were discussed. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the offering process, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any portion of the Pricing Disclosure Package or the Final Memorandum (except to the extent set forth in paragraphs (xvi) and (xvii) above), and we have not independently verified the accuracy, completeness or fairness of any information contained in the Pricing Disclosure Package or the Final Memorandum. Subject to, and on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company and its Subsidiaries), no facts have come to our attention that cause us to believe that, (i) as of the Time of Execution, the Pricing Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) as of the date of the Final Memorandum or the Closing Date, the Final Memorandum contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that, in each case of clause (i) and (ii), we make no comment with respect to the financial statements, notes, schedules or other financial data included or incorporated in or omitted therefrom.

SCHEDULE I

Subsidiary	Jurisdictions in which Subsidiary is Qualified to Transact Business as a Foreign Corporation
KATV, LLC	Arkansas
KTUL, LLC	Oklahoma*
WSET, Incorporated	Virginia
Harrisburg Television, Inc.	Pennsylvania
TV Alabama, Inc.	Alabama
ACC Licensee, Inc.	South Carolina

*	Qualified under the name KTUL L.L.C.

Exhibit A-1-1

Exhibit B

[Form of Opinion of Jerald N. Fritz, Esq.]

I advise you that, in my opinion:

(a) To my knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries that are required to be disclosed in the Pricing Disclosure Package or the Final Memorandum, other than those disclosed therein.

(b) The information in the Pricing Disclosure Package and the Final Memorandum under the caption “Our Business—Legislation and Regulation”, to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by me and is correct in all material respects.

(c) No authorization, approval, consent or order of any court or governmental authority or agency (other than as disclosed in the Pricing Disclosure Package or the Final Memorandum) is required on the part of the Company in connection with the due authorization, execution and delivery of the Operative Documents or for the offering, issuance or sale of the Notes to the Initial Purchasers under the Purchase Agreement; and

(d) The execution, delivery and performance by the Company of each of the Operative Documents, and the Notes (including the use of the net proceeds from the sale of the Notes as described in the Pricing Disclosure Package and the Final Memorandum under the caption “Use of Proceeds”) and compliance by the Company with its obligations under each of the Operative Documents, and the Notes and Exchange Notes, will not constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries (except such as may have been waived) pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them is bound, nor will such action result in any violation (except such as may have been waived) of the provisions of the charter or by-laws of the Company or any of the Subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known by me to be applicable to the Company or any of the Subsidiaries. To my knowledge, except as contemplated by the Registration Rights Agreement, there are no persons with registration or other similar rights to have any securities registered by the Company under the Act.

During the course of the preparation of the Pricing Disclosure Package and the Final Memorandum, I have participated in conferences with certain officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Pricing Disclosure Package and the Final Memorandum and related matters were discussed. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the offering process, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any portion of the Final Memorandum (except to the extent set forth in paragraph (ii) above), and I have

Exhibit B-1

not independently verified the accuracy, completeness or fairness of any information contained in the Pricing Disclosure Package or the Final Memorandum. Subject to, and on the basis of the foregoing, no facts have come to my attention that cause me to believe that, (i) as of the Time of Execution, the Pricing Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) as of the date of the Final Memorandum or the Closing Date, the Final Memorandum contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that I make no comment with respect to the financial statements, notes, schedules or other financial data included or incorporated in or omitted therefrom.

Exhibit B-2